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As filed with the Securities and Exchange Commission on March 27, 2002

Registration No. 333-75908

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LodgeNet Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-0371161 (I.R.S. Employer Identification No.)
3900 West Innovation Street, Sioux Falls, SD (Address of Principal Executive Offices)	57107 (Zip Code)

LodgeNet Entertainment Corporation.
Stock Option Plan
(Full Title of the Plans)

Scott C. Petersen, Chief Executive Officer, LodgeNet Entertainment Corporation
3900 West Innovation Street, Sioux Falls, SD 57107
(Name and Address of Agent for Service)

(605) 988-1000
Telephone Number, Including Area Code, of Agent For Service

Copies to:
 Mark S. Weitz, Esq.
Leonard, Street and Deinard Professional Association
150 South Fifth Street
Suite 2300
Minneapolis, Minnesota 55402
(612) 335-1500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock	500,000	$16.90	$8,450,000	$777.40

(1)
Calculated pursuant to General Instruction E to Form S-8.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) by extension of Rule 457(h)(b) and based upon the average of the high and low prices for such stock on the Nasdaq National Market on March 20, 2002.

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 1994, File No. 333-75908, is hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)
The Registrant's Annual Report on Form 10-K (File No. 000-22334) for the fiscal year ended December 31, 2001, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 2001 together with the report thereon of Arthur Andersen LLP, independent public accountants.

        In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota on this 25 day of March, 2002.

LODGENET ENTERTAINMENT CORPORATION (Registrant)
/s/ SCOTT C. PETERSEN SCOTT C. PETERSEN Chief Executive Officer (Principal Executive Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott C. Petersen and Gary H. Ritondaro, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ SCOTT C. PETERSEN Scott C. Petersen	President and Chief Executive Officer (Principal Executive Officer) and Director	March 25, 2002
/s/ GARY H. RITONDARO Gary H. Ritondaro	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2002
R. Douglas Bradbury	Director	March , 2002
/s/ LAWRENCE FLINN, JR. Lawrence Flinn, Jr.	Director	March 25, 2002
/s/ RICHARD R. HYLLAND Richard R. Hylland	Director	March 25, 2002
/s/ R. F. LEYENDECKER R. F. Leyendecker	Director	March 25, 2002

3

EXHIBIT INDEX TO FORM S-8

Exhibit Number	Description
5.1	Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the Common Stock being registered
23.1	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	LodgeNet Entertainment Corporation Stock Option Plan

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
EXHIBIT INDEX TO FORM S-8